Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Bay Banks of Virginia, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Bay Banks of Virginia, Inc., of our report dated January 27, 2006, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and for the year ended December 31, 2005, which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

January 10, 2007